Exhibit 3.4

BITGO HOLDINGS, INC.
(a Delaware corporation)
AMENDED AND RESTATED BYLAWS
As Amended and Restated on , 2025

BITGO HOLDINGS, INC.
(a Delaware corporation)
AMENDED AND RESTATED BYLAWS
i

ii

Article X: AMENDMENT	29

Article XI: CHOICE OF FORUM; EXCLUSIVE FORUM	29
iii

BITGO HOLDINGS, INC.
(a Delaware corporation)
AMENDED AND RESTATED BYLAWS
As Adopted , 2025 and
As Effective , 2025
ARTICLE I: MEETINGS OF STOCKHOLDERS
Section 1.1:    Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors and such other proper business at such date and time as the Board of Directors (the “Board of Directors”) of BitGo Holdings, Inc. (the “Corporation”), or its designee, shall each year fix. The meeting may be held either at a place, within or without the State of Delaware as permitted by the Delaware General Corporation Law (the “General Corporation Law”) as the Board of Directors, or its designee, shall fix, or solely by means of remote communication as the Board of Directors in its sole discretion may determine. Any proper business may be transacted at the annual meeting.
Section 1.2:    Special Meetings. Special meetings of stockholders for any purpose or purposes shall be called in the manner set forth in the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The special meeting may be held either at a place, within or without the State of Delaware as the Board of Directors, or its designee, shall fix, or solely by means of remote communication as the Board of Directors in its sole discretion may determine. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the meeting.
Section 1.3:    Notice of Stockholders’ Meetings. Notice of all meetings of stockholders shall be given in accordance with applicable law (including, without limitation, as set forth in Section 7.1 hereof) stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting). In the case of a special meeting, such notice shall also set forth the purpose or purposes for which the meeting is called. Unless otherwise required by applicable law or the Certificate of Incorporation, notice of any meeting of stockholders shall be given not less than ten (10), nor more than sixty (60), days before the date of the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting.
Section 1.4:    Adjournments. Notwithstanding Section 1.5 hereof, the chairperson of the meeting shall have the power to adjourn the meeting to another time, date and place (if any), regardless of whether a quorum is present, at any time and for any reason. Any meeting of stockholders, annual or special, may be adjourned from time to time (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), and notice need not be given of any such adjourned meeting if the time, date and place (if any) thereof and the means of remote communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the General Corporation Law; provided, however, that if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the General Corporation Law and Section 1.3 hereof, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If a quorum is present at the original meeting, it shall also be deemed present at the adjourned meeting. To the fullest extent permitted by applicable law, the Board of Directors may postpone, reschedule or cancel at any time and for any reason any previously scheduled special or annual meeting of stockholders before it is to be held, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to Section 1.3 hereof or otherwise, in which case notice shall be provided to the stockholders of the new date, time and place, if any, of the meeting as provided in Section 1.3 above.
Section 1.5:    Quorum. Except as otherwise required by applicable law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, at each meeting of stockholders the holders of a majority of the voting power of the shares of stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of stock is required by applicable law, the Certificate of Incorporation, these Bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, the holders of a majority of the voting power of the shares of such class or classes or series of the stock issued and outstanding and entitled to vote on such matter, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to the vote on such matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or the stockholders, by the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto, may adjourn the meeting. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 1.6:    Organization. Meetings of stockholders shall be presided over by (a) such person as the Board of Directors may designate, or (b) in the absence of such designation, the Chairperson of the Board of Directors, or (c) in the absence of such person, the Lead

Independent Director (as defined below), or (d) in the absence of such person, the Chief Executive Officer of the Corporation, or (e) in the absence of such person, the President of the Corporation, or (f) in the absence of such person, by a Vice President of the Corporation. Such person shall be the chairperson of the meeting. The Secretary of the Corporation (the “Secretary”) shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 1.7:    Voting; Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. Such a proxy may be prepared, transmitted and delivered in any manner permitted by applicable law. Except as may be required in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. At all meetings of stockholders at which a quorum is present, unless a different or minimum vote is provided by applicable law, rule or regulation applicable to the Corporation or its securities, the rules or regulations of any applicable stock exchange on which the Corporation’s securities are listed, the Certificate of Incorporation or these Bylaws, in which case such different or minimum vote shall be the applicable vote on the matter, every matter other than the election of directors shall be decided by the affirmative vote of a majority of the votes cast affirmatively or negatively with respect thereto (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each class or series, the holders of a majority of the voting power of the shares of stock of that class or series present in person or represented by proxy at the meeting voting for or against such matter).
Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.
Section 1.8:    Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board of Directors, then the record date for determining stockholders for any such purpose shall be at close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 1.9:    List of Stockholders Entitled to Vote. The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 1.9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network as permitted by applicable law (provided that the information required to gain access to the list is provided with the notice of the meeting), or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.
Section 1.10:    Inspectors of Elections.
1.10.1    Applicability. Unless otherwise required by the Certificate of Incorporation or by applicable law, the following provisions of this Section 1.10 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange, (b) authorized for quotation on an interdealer quotation system of a registered national securities association, or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 1.10 shall be optional, and at the discretion of the Board of Directors.
1.10.2    Appointment. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairperson of the meeting shall appoint one or more inspectors to act at the meeting.
1.10.3    Duties of Inspectors. Inspectors of election shall take all actions as contemplated under Section 231 of the General Corporation Law. The inspectors of election shall perform their duties with strict impartiality and according to the best of their ability.
Section 1.11:    Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairperson of a meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairperson of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting or the Board of Directors shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof, (e) limitations on the time allotted to questions or comments by participants, (f) restrictions on the use of audio/video recording devices and cell phones, (g) procedures for complying with any state and local laws and regulations concerning safety and security, (h) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting, and (i) any additional attendance or other procedures or requirements for proponents submitting a proposal pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder and any successors thereto, the “Exchange Act”). The Board of Directors, or, at a meeting of stockholders (but subject to any rules and regulations adopted by, and the supervision of, the Board of Directors), the chairperson of the meeting shall, in addition to making any other determinations that may be appropriate to the conduct of the meeting, have the power to determine that a proposed director nomination or business matter was not properly brought before the meeting and to disregard any such nomination or business matter not properly brought before the meeting, notwithstanding that proxies or votes in respect thereof may have been received by the Corporation, which shall be disregarded. Unless and to the extent determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
Section 1.12:    Advance Notice Procedures.
1.12.1    Annual Meeting of Stockholders.
(a)    Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice required by this Section 1.12.1 and at the time of such meeting, who is entitled to vote at such meeting and who complies with the requirements and procedures set forth in this Section 1.12 in all applicable respects (the “Record Stockholder”), or (iv) as may be provided in the certificate of designations for any series of the Corporation’s Preferred Stock. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 promulgated under the Exchange Act).
For nominations or other business to be properly brought before an annual meeting by a Record Stockholder (or a Qualified Representative (as defined below) thereof) pursuant to this Section 1.12.1(a):
(i)    the Record Stockholder must have given timely notice thereof in writing to the Secretary and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12.1;
(ii)    such business (other than the nomination of persons for election to the Board of Directors) must otherwise be a proper matter for stockholder action under Delaware law;
(iii)    each Proposing Person (as defined below) shall have complied with the applicable requirements of the Exchange Act (including, without limitation, the applicable requirements of Rule 14a-19 promulgated thereunder (“Rule 14a-19”)) and any Securities and Exchange Commission (“SEC”) Staff interpretations relating thereto;
(iv)    in the case of a proposal other than the nomination of persons for election or reelection to the Board of Directors, (A) if a Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person (or the group of which such Proposing Person is a part) must have delivered, or made available, a proxy statement and form of proxy to holders of at least the percentage of the voting power of the Corporation’s shares required under applicable law to carry any such proposal and must have included in such materials the Solicitation Notice, or (B) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 1.12, a Proposing Person (or a group of which a Proposing Person is a part) must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 1.12; and
(v)     in the case of a proposal for the nomination of persons for election or reelection to the Board of Directors, if the Proposing Person (or a group of which such Proposing Person is a part) provided notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person must have delivered to the Secretary, no later than five (5) business days prior to the annual meeting or any adjournment, rescheduling, postponement or other delay thereof, reasonable evidence sufficient to demonstrate that the requirements of Rule 14a-19 have been satisfied.

(b)    To be timely, a Record Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the Record Stockholder to be timely must be so delivered (A) no earlier than the one hundred and twentieth (120th) day prior to such annual meeting and (B) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, postponement, or rescheduling (or the Public Announcement thereof) of an annual meeting for which notice has been given or a Public Announcement of the meeting date has been made commence a new time period (or extend any time period) for providing the Record Stockholder’s notice. For purposes of this Section 1.12.1, the 2025 annual meeting of stockholders shall be deemed to have been held on June 1, 2025. Notwithstanding anything in this Section 1.12.1 to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten (10) days prior to the last day a stockholder may deliver a notice in accordance with the first sentence of this paragraph, a stockholder’s notice required by this Section 1.12.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation.
(c)    As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:
(i)    the name, age, business address and residence address of such proposed nominee;
(ii)    the principal occupation or employment of such proposed nominee;
(iii)    the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such proposed nominee, or his or her respective affiliates and associates;
(iv)    the date or dates such shares were acquired and the investment intent of such acquisition, as well as evidence of such date(s);
(v)    all other information relating to such proposed nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act;
(vi)    whether such proposed nominee would qualify as an independent director under the requirements of the stock exchange upon which the Corporation’s Class A Common Stock is primarily traded and the Policies (as defined below);
(vii)    a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Proposing Person, on the one hand, and such proposed nominee, and his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to the U.S. federal securities laws or the rules and regulations promulgated thereunder (including Item 404 promulgated under Regulation S-K) if any Proposing Person were the “registrant” for purposes thereof and the proposed nominee were a director or executive officer of such registrant;
(viii)    the date or dates of first contact between any Proposing Person and such proposed nominee with respect to (A) the Corporation or (B) any proposed nomination of any person or persons for election or reelection to the Board of Directors;
(ix)    a description of any position of such proposed nominee as an officer or director of, or any material relationship with, any Competitor (as defined below) within the past three (3) years;
(x) a description of any business or personal interests that could place such proposed nominee in a potential conflict of interest with the Corporation or any of its affiliates and how the proposed nominee, if elected, intends to mitigate or reconcile any such potential conflict of interest; and
(xi)    all completed and signed questionnaires, representations and agreements required by Section 1.12.2 below.
The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine whether such proposed nominee would qualify as an independent director of the Corporation under the Exchange Act, applicable stock exchange rules and the Policies.
(d)    As to any business, other than the nomination of a person for election or reelection as a director, that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (e) below, such Record Stockholder’s notice shall set forth:
(i)    a brief description of the business desired to be brought before the meeting;

(ii)     the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment);
(iii)    the reasons for conducting such business at the meeting; and
(iv)    any material interest in such business of any Proposing Person, including any anticipated benefit to any Proposing Person therefrom.
(e)    As to each Proposing Person, the Record Stockholder’s notice shall set forth:
(i)    the current name and address of such Proposing Person, including, if applicable, their name and address as they appear on the Corporation’s stock ledger;
(ii)    (1) the class or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, and (2) a certification regarding whether such Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation, if any, and/or such Proposing Person’s acts or omissions as a stockholder or beneficial owner of the Corporation;
(iii)    a description of any of the following that are held directly or indirectly by, on behalf of or for the benefit of such Proposing Person: (x) any Derivative Instrument (as defined below), (y) any rights to dividends on the shares of any class or series of shares of the Corporation that are separated or separable from the underlying shares of the Corporation; or (z) any Short Interest (as defined below), including, in each case, the date thereof, the class, series and number of securities involved therein, the material economic or voting terms thereof, and the identities of all persons party thereto;
(iv)    any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or limited liability company of which such Proposing Person is, directly or indirectly, a general partner, manager or managing member or, directly or indirectly, controls a general partner, manager or managing member of such a general or limited partnership or limited liability company;
(v)    any direct or indirect material interest of such Proposing Person in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement);
(vi)    a description of any of the following that are held directly or indirectly by, on behalf of or for the benefit of such Proposing Person: (x) any significant equity interests in any Competitor or (y) any Derivative Instruments or Short Interests in any Competitor (including, in the case of any Derivative Instrument or Short Interest, the date such instrument or interest was acquired, the class, series and number of securities involved therein, the material economic or voting terms thereof, and the identities of all persons party thereto);
(vii)    any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand;
(viii)    all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) pertaining to the Corporation and its securities, if such a statement were required to be filed under the Exchange Act by such Proposing Person, regardless of whether the requirement to file a Schedule 13D is applicable;
(ix)    any other information relating to such Proposing Person that would be required to be disclosed in proxy materials or other filings required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business or nomination proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act;
(x)    to the extent known by a Proposing Person, the names and addresses of any stockholder or beneficial owner that has provided or will provide financial support or material assistance in support of the nomination or business and a description of the nature of such support or assistance;
(xi)    a description of any agreement, arrangement or understanding (including the identities of all the parties thereto) between or among such Proposing Person on the one hand and any other person or persons, on the other hand, with respect to, relating to, or in connection with the nomination or business;
(xii)    a representation that the Record Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and that such Record Stockholder (or a Qualified Representative thereof) will appear at the meeting to propose such business or nomination;
(xiii)    a representation whether such Proposing Person intends (or is part of a group that intends) to (x) in the case of a proposal other than the nomination of persons for election to the Board of Directors, deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to approve the proposal (an affirmative statement of such intent being a “Solicitation Notice”) and, if so, the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation, (y) in the case of a nomination or nominations, solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of Exchange Act Schedule 14A) in such solicitation, and/or (z) otherwise solicit proxies from stockholders in support of such proposal or nomination;
(xiv)    a description of any pending or, to such Proposing Person’s knowledge, threatened legal proceeding in which such Proposing Person is a party or participant involving the Corporation or, to such Proposing Person’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; and
(xv)    a description of any proxy (other than a revocable proxy given in response to a proxy solicitation made to more than ten (10) persons), contract, arrangement, or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares or other securities of the Corporation.
The disclosures to be made pursuant to the foregoing clauses (ii), (iii), (iv) and (vi) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
(f)    A stockholder providing written notice required by this Section 1.12.1 or Section 1.12.3, as applicable, shall update and supplement such notice, and any other information provided to the Corporation, in writing, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for determining the stockholders entitled to notice of the meeting and (ii) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the meeting or any adjournment, postponement or rescheduling thereof. In the case of an update pursuant to clause (i) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update pursuant to clause (ii) of the foregoing sentence, such update shall be received by the Secretary at the principal executive office of the Corporation not later than eight (8) business days prior to the date for the meeting and, if practicable, any adjournment, postponement or rescheduling thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, postponed or rescheduled). Notwithstanding the foregoing, if a Proposing Person (x) no longer plans to solicit proxies in accordance with its representation(s) pursuant to Section 1.12.1(e)(xiii) or (y) becomes aware of any inaccuracy or change in information submitted to the Corporation, then the stockholder providing the written notice shall inform the Corporation thereof and update such notice by delivering a writing to the Secretary at the principal executive offices of the Corporation no later than two (2) business days after the occurrence of such change or after such time the Proposing Person became so aware, as applicable. For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders. If a stockholder providing written notice fails to provide any written update in accordance with this Section 1.12, the information as to which such written update relates shall be deemed not to have been provided in accordance with these Bylaws.
(g)    Notwithstanding anything in this Section 1.12 or any other provision hereof to the contrary, any person who a majority of the Whole Board (as defined below) has determined, in good faith, to have violated Section 2.11 hereof or a Board Confidentiality Policy (as defined below) while serving as a director of the Corporation in the preceding five (5) years shall be ineligible to be nominated for election or reelection as a member of the Board of Directors, absent a prior waiver for such nomination approved by two-thirds of the Whole Board.
1.12.2    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the person proposed to be nominated must complete, sign and deliver (in accordance with the time periods prescribed for delivery of notice under this Section 1.12) to the Secretary at the principal executive offices of the Corporation a questionnaires in substantially the same form as the Corporation requests of the Board of Directors’ nominees for director (which form shall be provided within ten (10) days following a request therefor by a stockholder) and a signed representation and agreement (in the form available from the Secretary upon written request):
(a)    that such person is not and will not become a party to any Voting Commitment (as defined below) that (i) has not been disclosed to the Corporation or (ii) could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law;
(b)     that such person is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed to the Corporation;
(c)    that such person, if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation;
(d)    a statement as to whether such person, if elected as a director of the Corporation, intends to comply with the Policies;
(e)    that such person acknowledges and agrees that, if elected as a director of the Corporation, he or she must and will act in the best interests of the Corporation and its stockholders generally and not in the interests of any individual constituencies;
(f)     that such person consents to being named as a nominee in any proxy materials relating to the Corporation’s meeting at which the nominee’s election as a director will be considered/voted upon, agrees to serve if elected as a director, and intends to serve as a director for the full term for which such individual is to stand for election;

(g)    that such person’s candidacy or, if elected, Board of Directors membership, would not violate applicable state or federal law, the Certificate of Incorporation, these Bylaws, or the rules of any stock exchange on which shares of the Corporation’s Class A Common Stock are traded; and
(h)    that such person, if elected as a director, acknowledges and agrees that he or she must and will provide facts, statements, and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.
1.12.3    Special Meetings of Stockholders.
(a)    Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 1.12 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, for nominations to be properly brought before such meeting by a stockholder (or a Qualified Representative thereof) pursuant to Section 1.12.3(a)(ii) below:
(i)    the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation setting forth such information, representations, certifications and agreements required by Sections 1.12.1 and 1.12.2 hereof and provide any updates or supplements to such notice at the times and in the forms required by this Section 1.12, in each case, with respect to stockholder nominations of persons for election to the Board of Directors at an annual meeting of stockholders;
(ii)    each Proposing Person shall have complied with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder (including, without limitation, the applicable requirements of Rule 14a-19), as such rules and regulations may be amended from time to time by the SEC, including any SEC Staff interpretations relating thereto; and
(iii)    if the Proposing Person (or a group of which such Proposing Person is a part) provided notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Proposing Person must have delivered to the Secretary, no later than five (5) business days prior to the special meeting or any adjournment, rescheduling or postponement or other delay thereof, reasonable evidence sufficient to demonstrate that the requirements of Rule 14a-19 have been satisfied.

(b)    To be timely, a stockholder’s notice required by this Section 1.12.3 shall be delivered to the Secretary at the principal executive offices of the Corporation (i) no earlier than the one hundred and twentieth (120th) day prior to such special meeting and (ii) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, postponement or rescheduling (or the Public Announcement thereof) of a special meeting commence a new time period (or extend any time period) for providing such notice.
1.12.4    General.
(a)    Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.12 shall be eligible to be elected or reelected as directors at a meeting of stockholders and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.12. Except as otherwise provided by applicable law or these Bylaws, the Board of Directors or, at a meeting of stockholders (but subject to any rules and regulations adopted by, and the supervision of, the Board of Directors), the chairperson of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the applicable requirements and procedures set forth in this Section 1.12 (including the stockholder and nominee, as applicable, acting in a manner consistent with any representation required hereby, satisfying the information requirements set forth herein with accurate and complete information and complying with all applicable laws, rules and regulations referred to herein) and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. If a stockholder provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, then any such nominee shall be disqualified and the Corporation shall disregard any proxies or votes solicited for such stockholder’s director nominees. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise required by applicable law, if the stockholder (or a Qualified Representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or reelection), and such proposed business shall not be transacted, notwithstanding that proxies or votes in respect thereof may have been received by the Corporation. Notwithstanding the foregoing provisions of this Section 1.12, unless otherwise permitted by applicable law, no stockholder shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such stockholder has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner.
(b)    The number of nominees a stockholder may nominate for election at a meeting of stockholders (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected by the stockholders generally at such meeting. In addition, a stockholder may not designate any substitute or alternate nominees unless such stockholder provides timely notice of such substitute or alternate nominee(s) in accordance with Section 1.12.1, in the case of an annual meeting, or Section 1.12.3, in the case of a special meeting (and such notice contains all of the information, representations, agreements, questionnaires and certifications with respect to such substitute or alternate nominee(s) that are required by the Bylaws with respect to nominees for director election submitted by a stockholder).
(c)    Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth herein, for the avoidance of doubt including, but not limited to, Rule 14a-19 of the Exchange Act, and any failure to comply therewith shall be deemed a failure to comply with this Section 1.12. Nothing in this Section 1.12 shall be deemed to affect any rights of (i) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act or (ii) the holders of any series of the Corporation’s Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
(d)    For purposes of these Bylaws the following definitions shall apply:
(i)    “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;
(ii)    “Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;
(iii)    “Competitor” shall mean any entity that the Board of Directors determines, in good faith, provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates, a list of which entities shall be maintained by the Corporation and provided within ten (10) days following a request therefor by a stockholder;

(iv)    “Derivative Instrument” shall mean any derivative interest in the Corporation’s equity securities, including without limitation any option, warrant, convertible security, stock appreciation right, cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether settled in cash or stock or other property or securities;
(v)    “Policies” shall mean all publicly disclosed corporate governance, conflict of interest, stock ownership requirements, confidentiality and training policies and guidelines of the Corporation applicable to directors;
(vi)    “Proposing Person” shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or the Record Stockholder (or stockholder, in the case of a special meeting) providing notice of nomination of persons for election to the Board of Directors at a stockholder meeting, (2) any beneficial owner on whose behalf the proposal or nomination is made, and (3) any affiliate or associate of the foregoing persons;
(vii)    “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or stockholders of the Corporation in general of such information;
(viii)    a “Qualified Representative” of a stockholder shall mean a person who is (i) a duly authorized officer, manager, trustee or partner of such stockholder or (ii) authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission must be delivered to the Secretary at the principal executive offices of the Corporation by no later than 5:00 p.m. Eastern Time on the fifth (5th) business day before such meeting of stockholders;
(ix)    “Short Interest” shall mean any short interest in any security of the Corporation that a person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security or any other agreement, arrangement or understanding (including without limitation any borrowing or lending of shares) the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Corporation; and
(x)    “Voting Commitment” shall mean any agreement, arrangement or understanding with, or any commitment or assurance given to, any person or entity as to how a person will act or vote on any issue or question as a director of the Corporation.
1.12.5    Rule 14a-8. Nothing in this Section 1.12 shall be deemed to affect any rights of stockholders to have a proposal included in the Corporation’s proxy statement pursuant to Rule 14a-8 promulgated under the Exchange Act.
ARTICLE II: BOARD OF DIRECTORS
Section 2.1:    Number; Qualifications. The total number of directors constituting the Whole Board shall be fixed from time to time in the manner set forth in the Certificate of Incorporation and the term “Whole Board” shall have the meaning specified in the Certificate of Incorporation. No decrease in the authorized number of directors constituting the Whole Board shall shorten the term of any incumbent director. Directors need not be stockholders of the Corporation.
Section 2.2:    Election; Resignation; Removal; Vacancies. Election of directors need not be by written ballot. Subject to the special rights of holders of any series of the Corporation’s Preferred Stock to elect directors, each director shall hold office until the annual meeting at which such director’s term expires and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Any director may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board of Directors, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at a later time or upon the happening of an event. Subject to the special rights of holders of any series of the Corporation’s Preferred Stock to elect directors, directors may be removed only as provided by the Certificate of Incorporation and applicable law. All vacancies occurring in the Board of Directors and any newly created directorships resulting from any increase in the authorized number of directors shall be filled in the manner set forth in the Certificate of Incorporation.
Section 2.3:    Regular Meetings. Regular meetings of the Board of Directors may be held at such places (if any), within or without the State of Delaware, and at such times as the Board of Directors may from time to time determine. Notice of regular meetings need not be given if the date, times and places thereof are fixed by resolution of the Board of Directors.
Section 2.4:    Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board of Directors, the Chief Executive Officer, the Lead Independent Director or a majority of the members of the Board of Directors then in office and may be held at any time, date or place (if any), within or without the State of Delaware, as the person or persons calling the meeting shall fix. Notice of the time, date and place (if any) of such meeting shall be given, orally, in writing or by electronic transmission (including electronic mail), by or at the direction of the person or persons calling the meeting to all directors at least four (4) days before the meeting if the notice is mailed, or at least twenty-four (24) hours before the meeting if such notice is given personally or by telephone, hand delivery or electronic transmission; provided, however, that if, under the circumstances, the Chairperson of the Board of Directors, the Lead Independent Director, the Chief Executive Officer or the majority members of the Board of Directors calling a special meeting deems that more immediate action is necessary or appropriate, notice may be delivered on the day of such special meeting. Unless otherwise indicated in the notice, any and all business may be transacted at a special meeting.
Section 2.5:    Remote Meetings Permitted. Members of the Board of Directors, or any committee of the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to conference telephone or other communications equipment shall constitute presence in person at such meeting.
Section 2.6:    Quorum; Vote Required for Action. At all meetings of the Board of Directors, a majority of the Whole Board shall constitute a quorum for the transaction of business. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time. Except as otherwise provided herein or in the Certificate of Incorporation, or required by applicable law, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.
Section 2.7:    Organization. Meetings of the Board of Directors shall be presided over by (a) the Chairperson of the Board of Directors, or (b) in the absence of such person, the Lead Independent Director, or (c) in such person’s absence, by the Chief Executive Officer, if a director, or (d) in such person’s absence or if such person is not a director, by a director chosen by the Board of Directors at the meeting. The Secretary shall act as secretary of the meeting, but in such person’s absence the chairperson of the meeting may appoint any person in attendance to act as secretary of the meeting.
Section 2.8:    Unanimous Action by Directors in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the writing or writings or electronic transmission or transmissions shall be filed with the minutes of proceedings of the Board of Directors or the committee thereof, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 2.9:    Powers. The Board of Directors may exercise all of the powers of the Corporation except as otherwise provided by the General Corporation Law, the Certificate of Incorporation or these Bylaws.
Section 2.10:    Compensation of Directors. Members of the Board of Directors, as such, may receive, pursuant to a resolution of the Board of Directors, fees and other compensation for their services as directors, including without limitation their services as members of committees of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 2.11:    Confidentiality. Each director shall (i) maintain the confidentiality of any non-public information learned in their capacities as directors, including communications among Board of Directors members in their capacities as directors, and (ii) shall not share any such information with any third-party person or entity who has not entered into a specific written agreement with the Corporation, as approved by the Board of Directors, providing otherwise with respect to such information. The Board of Directors may adopt a board confidentiality policy further implementing and interpreting this Section 2.11 (a “Board Confidentiality Policy”).
Section 2.12    Emergency Bylaws. This Section 2.12 shall be operative during any emergency condition as contemplated by Section 110 of the General Corporation Law (an “Emergency”), notwithstanding any different or conflicting provisions in these Bylaws, the Certificate of Incorporation or the General Corporation Law. In the event of any Emergency the director or directors in attendance at a meeting of the Board of Directors or a standing committee thereof shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate. In the event that no directors are able to attend a meeting of the Board of Directors or any committee thereof in an Emergency, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting and will have full powers to act as directors, or committee members, as the case may be, of the Corporation. Except as the Board of Directors may otherwise determine, during any Emergency, the Corporation and its directors and officers, may exercise any authority and take any action or measure contemplated by Section 110 of the General Corporation Law. For purposes of this Section 2.12, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list, directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, to the extent required to obtain a quorum at a meeting, which list of Designated Officers shall be approved by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.
ARTICLE III: COMMITTEES
Section 3.1:    Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting of such committee who are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving, adopting, or recommending to the stockholders any action or matter (other than the election or removal of members of the Board of Directors) expressly required by the General Corporation Law to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation.
Section 3.2:    Committee Rules. Each committee shall keep records of its proceedings and make such reports as the Board of Directors may from time to time request. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II hereof. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or the resolution of the Board of Directors designating the committee, any committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and may delegate to any such subcommittee any or all of the powers and authority of the committee.
ARTICLE IV: OFFICERS; CHAIRPERSON; LEAD INDEPENDENT DIRECTOR
Section 4.1:    Generally. The officers of the Corporation shall consist of a Chief Executive Officer (who may be the Chairperson of the Board of Directors or the President), a President, a Secretary and a Treasurer and may consist of such other officers, including, without limitation, a Chief Financial Officer, and one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, as may from time to time be appointed by the Board of Directors. All officers shall be elected by the Board of Directors; provided, however, that the Board of Directors may empower the Chief Executive Officer of the Corporation to appoint any officer other than the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer. Except as otherwise provided by applicable law, by the Certificate of Incorporation or these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal. Any number of offices may be held by the same person. Any officer may resign by delivering a resignation in writing or by electronic transmission to the Corporation at its principal office or to the Chairperson of the Board of Directors, the Chief Executive Officer, or the Secretary. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors (or, if empowered by the Board of Directors, the Chief Executive Officer) and the Board of Directors may, in its discretion, leave unfilled, for such period as it may determine, any offices. Each such successor shall hold office for the unexpired term of such officer’s predecessor and until a successor is duly elected and qualified or until such officer’s earlier resignation, death, disqualification or removal.

Section 4.2:    Chief Executive Officer. Subject to the control of the Board of Directors and such supervisory powers, if any, as may be given by the Board of Directors, the powers and duties of the Chief Executive Officer of the Corporation are:
(a)    to have general supervision, direction and control of the business and affairs of the Corporation; and
(b)    to affix the signature of the Corporation to all deeds, conveyances, mortgages, guarantees, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the Chief Executive Officer, should be executed on behalf of the Corporation; to sign certificates for shares of stock of the Corporation (if any); and to have general charge of the property of the Corporation and to supervise and control all officers, agents and employees of the Corporation.
The person holding the office of President shall be the Chief Executive Officer of the Corporation unless the Board of Directors shall designate another person to be the Chief Executive Officer.
Section 4.3:    Chairperson of the Board of Directors. Subject to the provisions of Section 2.7 above, the Chairperson of the Board of Directors shall have the power to preside at all meetings of the Board of Directors and shall have such other powers and duties as provided in these Bylaws and as the Board of Directors may from time to time prescribe. The Chairperson of the Board of Directors shall not be deemed an officer of the Corporation unless otherwise determined by the Board of Directors.
Section 4.4:    Lead Independent Director. The Board of Directors may, in its discretion, elect a lead independent director from among its members that are independent directors as determined under rules of the exchange upon which the Corporation’s Class A Common Stock is primarily traded (such director, the “Lead Independent Director”). The Lead Independent Director shall preside at all meetings or sessions of independent directors and exercise such other powers and duties as may from time to time be assigned to him or her by the Board of Directors or as prescribed by these Bylaws.
Section 4.5:    President. The person holding the office of Chief Executive Officer shall be the President of the Corporation unless the Board of Directors shall have designated one individual as the President and a different individual as the Chief Executive Officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, and subject to the supervisory powers of the Chief Executive Officer (if the Chief Executive Officer is an officer other than the President), and subject to such supervisory powers and authority as may be given by the Board of Directors to the Chairperson of the Board of Directors, and/or to any other officer, the President shall have the responsibility for the general management and control of the business and affairs of the Corporation and the general supervision and direction of all of the officers, employees and agents of the Corporation (other than the Chief Executive Officer, if the Chief Executive Officer is an officer other than the President) and shall perform all duties and have all powers that are commonly incident to the office of President, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.6:    Chief Financial Officer. The person holding the office of Chief Financial Officer shall be the Treasurer of the Corporation unless the Board of Directors shall have designated another person as the Treasurer of the Corporation. Subject to the direction of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall perform all duties and have all powers that are commonly incident to the office of Chief Financial Officer, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.7:    Treasurer. The person holding the office of Treasurer shall be the Chief Financial Officer of the Corporation unless the Board of Directors shall have designated another person as the Chief Financial Officer of the Corporation. The Treasurer shall have custody of all monies and securities of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions. The Treasurer shall also perform such other duties and have such other powers as are commonly incident to the office of Treasurer, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.8:    Vice President. Each Vice President shall have all such powers and duties as are commonly incident to the office of Vice President or as the Board of Directors or the Chief Executive Officer may from time to time prescribe. A Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
Section 4.9:    Secretary. The Secretary shall issue or cause to be issued all authorized notices for, and shall keep, or cause to be kept, minutes of all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate minute books and similar records and shall perform such other duties and have such other powers as are commonly incident to the office of Secretary, or as the Board of Directors or the Chief Executive Officer may from time to time prescribe.
Section 4.10:    Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer of the Corporation to any other officers or agents of the Corporation, notwithstanding any provision hereof.
Section 4.11:    Removal. Any officer of the Corporation shall serve at the pleasure of the Board of Directors and may be removed from such office at any time, with or without cause, by the Board of Directors; provided that if the Board of Directors has empowered the Chief Executive Officer to appoint any officer of the Corporation, then such officer may also be removed from such office by the Chief Executive Officer, with or without cause. Such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

ARTICLE V: STOCK
Section 5.1:    Certificates; Uncertificated Shares. The shares of capital stock of the Corporation shall be uncertificated shares; provided, however, that the resolution of the Board of Directors that the shares of capital stock of the Corporation shall be uncertificated shares shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (or the transfer agent or registrar, as the case may be). Notwithstanding the foregoing, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be certificated shares. Every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation, by any two authorized officers of the Corporation (it being understood that each of the Chairperson of the Board of Directors, the Vice-Chairperson of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary of the Corporation shall be an authorized officer for such purpose), representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.
Section 5.2:    Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates or Uncertificated Shares. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative to give the Corporation a bond sufficient to indemnify it, against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 5.3:    Other Regulations. Subject to applicable law, the Certificate of Incorporation and these Bylaws, the issue, transfer, conversion and registration of shares represented by certificates and of uncertificated shares shall be governed by such other regulations as the Board of Directors may establish (or such other rules and procedures as the Corporation’s transfer agent may require).
ARTICLE VI: INDEMNIFICATION
Section 6.1:    Indemnification of Officers and Directors. Each person who was or is made a party to, or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, legislative, investigative, preliminary, informal or formal, or any other type whatsoever, including any investigation or any arbitration or other alternative dispute resolution (including but not limited to giving testimony or responding to a subpoena) and including any appeal of any of the foregoing (a “Proceeding”), by reason of the fact that such person (or a person of whom such person is the legal representative), is or was a director or officer of the Corporation designated by the Board of Directors to be entitled to the indemnification and advancement rights set forth in this Article VI or a Reincorporated Predecessor (as defined below) or, while serving as a director or officer of the Corporation or a Reincorporated Predecessor, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans (for purposes of this Article VI, an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expenses, costs, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, provided such Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. Such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer of the Corporation or a Reincorporated Predecessor (as defined below) or, while serving as a director or officer of the Corporation or a Reincorporated Predecessor, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, or of a partnership, joint venture, trust or other enterprise or non-profit entity, including service with respect to employee benefit plans and shall inure to the benefit of such Indemnitees’ heirs, executors and administrators. Notwithstanding the foregoing, subject to Section 6.5 of this Article VI, the Corporation shall indemnify any such Indemnitee seeking indemnity in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors or such indemnification is authorized by an agreement approved by the Board of Directors. As used in this Article VI, (i) the term the “Reincorporated Predecessor” means a corporation that is merged with and into the Corporation in a statutory merger where (a) the Corporation is the surviving corporation of such merger, and (b) the primary purpose of such merger is to change the corporate domicile of the Reincorporated Predecessor to Delaware, and (ii) an “officer” of the Corporation or of a Reincorporated Predecessor means an officer of the Corporation or of a Reincorporated Predecessor elected or appointed by the Board of Directors or governing body thereof, as applicable.
Section 6.2:    Advancement of Expenses. Except as otherwise provided in a written indemnification agreement between the Corporation and the Indemnitee, the Corporation shall pay all reasonable expenses (including attorneys’ fees) incurred by an Indemnitee in defending any Proceeding in advance of its final disposition; provided, however, that the advancement of such expenses (i.e., payment of such expenses as incurred or otherwise in advance of the final disposition of the Proceeding) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay such amounts if it shall ultimately be determined by final judicial decision from which there is no appeal that such Indemnitee is not entitled to be indemnified under this Article VI or otherwise. Any advances of expenses or undertakings to repay pursuant to this Section 6.2 shall be unsecured, interest free and without regard to Indemnitee’s ability to pay.
Section 6.3:    Non-Exclusivity of Rights. The rights conferred on any person in this Article VI shall not be exclusive of any other right that such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote or consent of stockholders or disinterested directors, or otherwise.
Section 6.4:    Indemnification of Others and Additional Rights. The Corporation may grant rights to indemnification and to the advancement of expenses to any person who is or was a director, officer, employee or agent of the Corporation or Reincorporated Predecessor, or any person who is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise or non-profit entity, including employee benefit plans. Such rights may be greater than those provided in this Article VI.
Section 6.5:    Right of Indemnitee to Bring Suit. The following shall apply to the extent not in conflict with any written indemnification agreement between the Corporation and the Indemnitee:
6.5.1    Right to Bring Suit. If a claim under Section 6.1 or 6.2 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If the Indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee also shall be entitled to be paid, to the fullest extent permitted by applicable law, the expense of prosecuting or defending such suit. In any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the Indemnitee has not met any applicable standard for indemnification set forth in applicable law. In any suit brought by the Corporation to recover the advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in applicable law.
6.5.2    Effect of Determination. Neither the absence of a determination by or on behalf of the Corporation prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in applicable law, nor an actual determination by or on behalf of the Corporation that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.
6.5.3    Burden of Proof. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VI, or otherwise, shall be on the Corporation.
Section 6.6:    Nature of Rights. The rights conferred upon Indemnitees in this Article VI shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 6.7:    Amendment or Repeal. Any amendment, repeal or modification of any provision of this Article VI that adversely affects any right of an Indemnitee or an Indemnitee’s successors shall be prospective only, and shall not adversely affect any right or protection conferred on a person pursuant to this Article VI and existing at the time of such amendment, repeal or modification.
Section 6.8:    Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise or non-profit entity against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.
Section 6.9:    Indemnification for Successful Defense. To the extent that an Indemnitee has been successful on the merits or otherwise in defense of any Proceeding (or in defense of any claim, issue or matter therein), such Indemnitee shall be indemnified under this Section 6.9 against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such defense. Indemnification under this Section 6.9 shall not be subject to satisfaction of a standard of conduct, and the Corporation may not assert the failure to satisfy a standard of conduct as a basis to deny indemnification or recover amounts advanced, including in a suit brought pursuant to Section 6.5 (notwithstanding anything to the contrary therein); provided, however, that, any Indemnitee who is not a current or former director or officer (as such term is defined in the final sentence of Section 145(c)(1) of the General Corporation Law) shall be entitled to indemnification under Section 6.1 and this Section 6.9 only if such Indemnitee has satisfied the applicable standard of conduct required for indemnification under Section 145(a) or Section 145(b) of the General Corporation Law.
ARTICLE VII:NOTICES
Section 7.1:    Notice.
7.1.1    Form and Delivery. Except as otherwise required by applicable law, notice may be given in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (a) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (b) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address. So long as the Corporation is subject to the SEC’s proxy rules set forth in Regulation 14A under the Exchange Act, notice shall be given in the manner required by such rules. To the extent permitted by such rules, or if the Corporation is not subject to

Regulation 14A, notice may be given by electronic mail directed to the stockholder’s electronic mail address as it appears on the records of the Corporation, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law. If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the General Corporation Law. Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the General Corporation Law and shall be deemed given as provided therein.
7.1.2    Affidavit of Giving Notice. An affidavit of the Secretary or an Assistant Secretary of the Corporation or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.
Section 7.2:    Waiver of Notice. Whenever notice is required to be given under any provision of the General Corporation Law, the Certificate of Incorporation or these Bylaws, a written waiver of notice, signed by the person entitled to notice, or waiver by electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any waiver of notice.
ARTICLE VIII: INTERESTED DIRECTORS
Section 8.1:    Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers of such other corporation, partnership, association or other organization, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum, (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders, or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.
Section 8.2:    Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction described in Section 8.1.
ARTICLE IX: MISCELLANEOUS
Section 9.1:    Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
Section 9.2:    Seal. The Board of Directors may provide for a corporate seal, which may have the name of the Corporation inscribed thereon and shall otherwise be in such form as may be approved from time to time by the Board of Directors.
Section 9.3:    Form of Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on or by means of, or be in the form of, any other information storage device, method or one or more electronic networks or databases (including one or more distributed electronic networks or databases), electronic or otherwise, provided that the records so kept can be converted into clearly legible paper form within a reasonable time and otherwise comply with the General Corporation Law. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to any provision of the General Corporation Law.
Section 9.4:    Reliance Upon Books and Records. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such person’s duties, be fully protected in relying in good faith upon the books and records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 9.5:    Certificate of Incorporation Governs. In the event of any conflict between the provisions of the Certificate of Incorporation and these Bylaws, the provisions of the Certificate of Incorporation shall govern.
Section 9.6:    Severability. If any provision of these Bylaws shall be held to be invalid, illegal, unenforceable or in conflict with the provisions of the Certificate of Incorporation, then such provision shall nonetheless be enforced to the maximum extent possible consistent with such holding and the remaining provisions of these Bylaws (including without limitation, all portions of any section of these Bylaws containing any such provision held to be invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation, that are not themselves invalid, illegal, unenforceable or in conflict with the Certificate of Incorporation) shall remain in full force and effect.
Section 9.7:    Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used (unless otherwise specified herein), the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE X: AMENDMENT
Notwithstanding any other provision of these Bylaws, any alteration, amendment or repeal of these Bylaws, and any adoption of new Bylaws, shall require the approval of the Board of Directors or the stockholders of the Corporation as expressly provided in the Certificate of Incorporation.
ARTICLE XI: CHOICE OF FORUM; EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law, the Certificate of Incorporation or these Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or these Bylaws; (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine; or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or any successor thereto. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article XI. Failure to enforce the foregoing provisions of this Article XI would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

CERTIFICATION OF AMENDED AND RESTATED BYLAWS
OF
BITGO HOLDINGS, INC.
(a Delaware Corporation)
I, Charles Thompson, certify that I am Secretary of BitGo Holdings, Inc., a Delaware corporation (the “Corporation”), that I am duly authorized to make and deliver this certification, that the attached Bylaws are a true and complete copy of the Amended and Restated Bylaws of the Corporation in effect as of the date of this certificate.

Dated: , 2025

Charles Thompson
Secretary